1

FOR IMMEDIATE RELEASE                                Contact:   Stephen A. Fowle

July 19, 2006                                                     (302) 571-6833


                   WSFS ANNOUNCES INCREASED 2Q '06 EPS OF $1.09


         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $7.5 million, or $1.09 per diluted share. This compares to net income of $6.6 million, or $0.90 per share for the second quarter of 2005. Net income per share for the second quarter of 2006 improved $0.19, or 21% over the same quarter last year. Earnings for the second quarter of 2005 were impacted by the refinancing of $50 million of Trust Preferred Securities, resulting in a non-cash charge, net of taxes, of $728,000, or $0.10 per share.

         Highlights for the second quarter of 2006 include: (i) an increase in total retail deposits of $160.0 million, or 14%, over balances at June 30, 2005;
(ii) continued strong growth in net loans of $307.5 million, or 18%, over balances at June 30, 2005; (iii) growth in noninterest income of $1.2 million, or 13% over the same quarter last year; and (iv), continued strong asset quality with the ratio of nonperforming assets (NPA) to total assets of only 11 basis points at June 30, 2006, and annualized net charge-offs of only 3 basis points for the quarter.

         Marvin N. Schoenhals, Chairman and President of WSFS, said, "WSFS continues to enjoy strong deposit generation and even greater loan growth. Retail deposits grew by 14% over the same period last year and we grew our loan portfolio by 18% over the same period last year, led by commercial lending. While we continue to be challenged by rising rates and a flattening yield curve, this robust growth has helped us continue to increase our net interest income." Mr. Schoenhals continued, "we have continued our expansion strategy and have already opened a new branch and renovated an existing site this year. In addition, we plan to have two to three new branches and several renovations completed by early next year".

         The following is a brief discussion of the second quarter 2006 results.

Net Interest Income

         Net interest income for the second quarter of 2006 was $19.4 million. This compares to $17.8 million reported for the same quarter in 2005 (the second quarter of 2005 was impacted by the refinancing of $50 million of Trust Preferred Securities, resulting in a $1.1 million (pre-tax) non-cash charge) and $19.3 million reported for the first quarter of 2006. The net interest margin of 2.94% for the second quarter of 2006 declined 10 basis points from the first quarter of 2006. The net interest margin continues to be negatively impacted by rising interest rates and a flattening yield curve; the effects of the Company's CashConnect (ATM) business (revenues related to cash outstanding for this business are recorded as fee income rather than interest income while the cost of funding these balances are charged to interest expense) and aggressive competition for deposits. In addition, during the second quarter of 2006, the Company's income on reverse mortgages was $236,000 less than the first quarter of 2006, negatively impacting the net interest margin by 4 basis points. The strong growth in lending has also continued to put pressure on funding costs, as higher-cost borrowings were required to fund incremental growth. However, overall balance sheet growth, fueled by growth in commercial lending, resulted in an increase in net interest income, despite the decrease in the net interest margin.

Loans and Asset Quality

         Net loans grew $92.6 million, or 5%, during the second quarter of 2006 to $2.0 billion at June 30, 2006. Net loans grew $307.5 million, or 18%, compared to balances at June 30, 2005.

         The  following   table   summarizes   the  current  loan  balances  and
composition as well as recent changes in balances and composition.

                                              At                       At                    At
       (Dollars in thousands)            Jun. 30, 2006            Mar. 31, 2006         Jun. 30, 2005
                                         -------------            -------------         -------------

                                        Amount        %          Amount       %        Amount        %
                                      ----------     ---       ----------    ---     ----------     ---
Commercial and CRE                    $1,241,228      63%      $1,170,919     62%    $1,035,656      62%
Residential                              495,715      25          476,791     25        432,518      26
Consumer                                 260,143      13          256,203     14        219,675      13
Allowance for loan losses                (26,701)     (1)         (26,143)    (1)       (24,939)     (1)
                                      ----------     ---       ----------    ---     ----------     ---
Net Loans                             $1,970,385     100%      $1,877,770    100%    $1,662,910     100%
                                      ==========     ===       ==========    ===     ==========     ===

         The Company recorded a provision for loan losses of $695,000 in the second quarter of 2006, compared to $772,000 in the same period last year and $688,000 for the prior quarter. This provision is the result of continued loan growth, despite continued strength in asset quality. The ratio of allowance for loan losses to total loans is 1.34%, compared to 1.37% at March 31, 2006.

         Asset quality statistics remain strong. Nonperforming assets as a percentage of assets were 0.11% at June 30, 2006, a slight increase from 0.10% at March 31, 2006, and well below the 0.22% reported at June 30, 2005. Annualized net charge-offs in the second quarter of 2006 were 0.03% of average loans compared to annualized net recoveries of 0.02% for the first quarter of 2006 and annualized net charge-offs of 0.12% for the second quarter of 2005.

Deposits

         Total retail deposits (core deposits and retail time deposits) increased $23.5 million, or 2%, during the second quarter to $1.3 billion at June 30, 2006 and increased $160.0 million, or 14% over June 30, 2005. WSFS achieved this growth despite the planned attrition, in the second quarter of 2006, of a $24.9 million money market escrow account that had been opened in the third quarter of 2005.

         The following table summarizes the current retail deposit balances and composition as well as recent changes in balances and composition.

                                            At                        At                    At
      (Dollars in thousands)           Jun. 30, 2006             Mar. 31, 2006         Jun. 30, 2005
                                       -------------             -------------         -------------

                                     Amount        %            Amount      %         Amount     %
                                   ----------     ---         ----------   ---      ----------  ---
Non-interest demand               $   289,054      23%        $  274,983    22%     $  261,987   24%
Interest bearing demand               126,430      10            141,972    11         120,232   11
Savings                               244,843      19            245,011    20         276,514   25
Money market                          218,719      17            238,003    19         167,854   15
                                   ----------     ---         ----------   ---      ----------  ---
  Total core deposits                 879,046      69            899,969    72         826,587   75
Retail time                           388,209      31            343,762    28         280,652   25
                                   ----------     ---         ----------   ---      ----------  ---
  Total retail deposits            $1,267,255     100%        $1,243,731   100%     $1,107,239  100%
                                   ==========     ===         ==========   ===      ==========  ===


  Noninterest Income

         During the second quarter of 2006, the Company recorded noninterest income of $9.9 million, which was $842,000, or 9% greater than the first quarter of 2006 and $1.2 million, or 13% greater than the second quarter of 2005. The increase over the second quarter 2005 was mainly attributable to increases of $1.2 million in card and ATM income during the quarter and $339,000 in increased deposit service charges. This increase in card and ATM income was primarily due to increased volumes of cash in non-owned ATMs and higher rates earned on this cash. Consistent with the year over year results, the improvement compared to the first quarter of 2006 was primarily due to an increase of $698,000 in card and ATM income primarily at the CashConnect business and a seasonal increase of $249,000 in deposit service charges.

Noninterest Expenses

         Noninterest expenses for the second quarter of 2006 totaled $16.9 million, which was $690,000 greater than the first quarter of 2006. The increase over the prior quarter was primarily due to increases in compensation and marketing expenses resulting from the continued growth of the Company. In addition, professional fees recorded in the second quarter were $248,000 higher than the first quarter of 2006. During the first quarter of 2006, the Company reduced a legal reserve that decreased expenses in this category by $322,000. Without this reduction, professional expenses would have decreased by $74,000 in the second quarter.

         The increase in noninterest expenses for the second quarter of 2006 was $1.3 million, or 9% higher than the same quarter last year. This was primarily due to increases in compensation and other operating expenses, mainly the result of the Company's continued growth efforts (the number of full-time equivalent Associates increased from 516 in the second quarter of 2005 to 554 in the second quarter of 2006). However, the increase in salaries, benefits and other compensation also includes $358,000 (pre-tax), or $0.04 (after-tax) per share, of expenses related to stock options due to the implementation of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS
123R), this year. The Company adopted FAS 123R using the Modified Prospective Application Method which recognizes expenses related to stock options as compensation costs only in periods beginning after January 1, 2006. Without this newly recognized expense, noninterest expense for the second quarter of 2006 would have been $16.6 million, an increase of 6% over the same period in 2005.

Capital Management

         During the second quarter of 2006, the Company did not repurchase any shares of common stock. For the year the Company has repurchased 12,500 shares of common stock at an average price of $61.22 per share. At June 30, 2006, the Company had 637,500 shares remaining under its current share repurchase authorization, or 9.6% of its 6.7 million outstanding shares.

         The ratio of tangible equity to assets was 6.23% at June 30, 2006. The Tier 1 capital ratio was 11.94%, which is almost double the 6.00% level required to be considered "well- capitalized" under regulatory definitions. Tangible book value per share was $28.43 at June 30, 2006.


         WSFS Financial Corporation is a $3.0 billion financial services company. At June 30, 2006, its principal subsidiary, Wilmington Savings Fund
Society, FSB, operated 25 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                  ----------------


                                      * * *
         Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

                                     (More)

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                  Three months ended                        Six months ended
                                                    ----------------------------------------------   -----------------------------
                                                        June 30,          Mar 31,        June 30,        June 30,        June 30,
                                                          2006             2006            2005            2006            2005
                                                    --------------    ------------    ------------   --------------   ------------
Interest income:
Interest and fees on loans                          $      35,332     $    32,096     $    25,447    $      67,428    $    48,604
Interest on mortgage-backed securities                      7,471           7,332           6,444           14,803         12,318
Interest and dividends on investment securities               388             635             639            1,023          1,394
Other interest income                                         677             414             356            1,091            735
                                                    --------------    ------------    ------------   --------------   ------------
                                                           43,868          40,477          32,886           84,345         63,051
                                                    --------------    ------------    ------------   --------------   ------------
Interest expense:
Interest on deposits                                       10,113           8,177           4,662           18,290          8,749
Interest on Federal Home Loan Bank advances                12,004          10,743           7,263           22,747         13,450
Interest on trust preferred borrowings                      1,106           1,017           1,967            2,123          2,679
Interest on other borrowings                                1,259           1,237           1,216            2,496          2,282
                                                    --------------    ------------    ------------   --------------   ------------
                                                           24,482          21,174          15,108           45,656         27,160
                                                    --------------    ------------    ------------   --------------   ------------

Net interest income                                        19,386          19,303          17,778           38,689         35,891
Provision for loan losses                                     695             688             772            1,383          1,351
                                                    --------------    ------------    ------------   --------------   ------------

Net interest income after provision for loan losses        18,691          18,615          17,006           37,306         34,540
                                                    --------------    ------------    ------------   --------------   ------------
Noninterest income:
Credit/debit card and ATM income                            4,858           4,160           3,665            9,018          6,868
Deposit service charges                                     2,826           2,577           2,487            5,403          4,665
Investment advisory income                                    618             630             619            1,248          1,227
Bank owned life insurance income                              522             488             527            1,010          1,023
Loan fee income                                               413             421             569              834            995
Mortgage banking activities, net                               61              22              37               83            181
Securities losses                                             (41)              -               -              (41)             -
Other income                                                  623             740             810            1,363          1,611
                                                    --------------    ------------    ------------   --------------   ------------
                                                            9,880           9,038           8,714           18,918         16,570
                                                    --------------    ------------    ------------   --------------   ------------
Noninterest expenses:
Salaries, benefits and other compensation                   9,421           9,192           8,494           18,613         17,316
Occupancy expense                                           1,347           1,300           1,263            2,647          2,539
Equipment expense                                           1,075             982             954            2,057          1,937
Data processing and operations expense                        889             857             998            1,746          1,909
Marketing expense                                             728             613             828            1,341          1,353
Professional fees                                             505             257             498              762          1,051
Other operating expenses                                    2,967           3,041           2,568            6,008          4,468
                                                    --------------    ------------    ------------   --------------   ------------
                                                           16,932          16,242          15,603           33,174         30,573
                                                    --------------    ------------    ------------   --------------   ------------

Income before minority interest and taxes                  11,639          11,411          10,117           23,050         20,537
Less minority interest                                         15              16              37               31             74
                                                    --------------    ------------    ------------   --------------   ------------
Income before taxes                                        11,624          11,395          10,080           23,019         20,463
Income tax provision                                        4,126           4,054           3,514            8,180          7,107
                                                    --------------    ------------    ------------   --------------   ------------
Net income                                          $       7,498     $     7,341     $     6,566    $      14,839    $    13,356
                                                    ==============    ============    ============   ==============   ============

Diluted earnings per share:
Net income                                          $        1.09     $      1.06     $      0.90    $        2.15    $      1.80
                                                    ==============    ============    ============   ==============   ============

Weighted average shares outstanding for diluted EPS     6,905,922       6,904,774       7,313,355        6,905,230      7,412,573
--------------------------------------------------------------------------------------------------   -----------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                 1.01 %          1.03 %          0.99 %           1.02 %         1.03 %
Return on average equity (a)                                15.82           15.75           13.52            15.78          13.59
Net interest margin (a)(b)                                   2.94            3.04            3.03             2.98           3.13
Efficiency ratio (c)                                        57.31           56.75           58.28            57.04          57.66
Noninterest income as a percentage of total revenue (b)     33.44           31.58           32.55            32.53          31.25
--------------------------------------------------------------------------------------------------   -----------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                                       June 30,       Mar 31,       June 30,
                                                                         2006          2006           2005
                                                                     -----------   -----------    -----------
Summary Statement of Condition:

Assets:
------
Cash and due from banks                                              $    71,237   $    58,589    $    56,776
Cash in non-owned ATMs                                                   171,174       159,042        137,203
Investment securities (d)(e)                                              48,428        58,694         98,091
Other investments                                                         50,461        46,693         46,606
Mortgage-backed securities (d)                                           599,933       630,187        586,259
Net loans (f)(g)                                                       1,970,385     1,877,770      1,662,910
Loans held for sale (f)                                                    1,752         1,503          1,429
Bank owned life insurance                                                 55,203        54,681         53,213
Other assets                                                              68,057        65,702         57,359
                                                                     -----------   -----------    -----------
    Total assets                                                     $ 3,036,630   $ 2,952,861    $ 2,699,846
                                                                     ===========   ===========    ===========

Liabilities and Stockholders' Equity:
------------------------------------
Noninterest-bearing deposits                                         $   289,054   $   274,983    $   261,987
Interest-bearing deposits                                                978,201       968,748        845,252
                                                                     -----------   -----------    -----------
    Total retail deposits                                              1,267,255     1,243,731      1,107,239
Jumbo CD's - non retail                                                   73,946        79,122         35,930
Brokered CD's                                                            241,623       244,301        203,400
                                                                     -----------   -----------    -----------
    Total deposits                                                     1,582,824     1,567,154      1,346,569


Federal Home Loan Bank advances                                        1,051,458       998,533        902,943
Other borrowings                                                         183,764       176,379        236,916
Other liabilities                                                         27,151        26,374         20,047
                                                                     -----------   -----------    -----------

    Total liabilities                                                  2,845,197     2,768,440      2,506,475
                                                                     -----------   -----------    -----------

Minority interest                                                             69            72            184

Stockholders' equity                                                     191,364       184,349        193,187
                                                                     -----------   -----------    -----------

                                                                     -----------   -----------    -----------
Total liabilities, minority interest and stockholders' equity        $ 3,036,630   $ 2,952,861    $ 2,699,846
                                                                     ===========   ===========    ===========

-----------------------------------------------------------------------------------------------------------------

Capital Ratios:

Equity to asset ratio                                                       6.30 %        6.24 %         7.16 %
Tangible equity to asset ratio                                              6.23          6.17           7.10
Core capital (h) (required: 4.00%; well-capitalized: 5.00%)                 8.53          8.51           9.15
Tier 1 Capital (h) (required: 4.00%; well-capitalized: 6.00%)              11.94         12.18          13.40
Risk-based capital (h) (required: 8.00%; well-capitalized: 10.00%)         13.02         13.18          14.31

-----------------------------------------------------------------------------------------------------------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                                                    $     3,189   $     2,891    $     5,602
Assets acquired through foreclosure                                           61            44            372
                                                                     -----------   -----------    -----------
     Total nonperforming assets                                      $     3,250   $     2,935    $     5,974
                                                                     ===========   ===========    ===========

Past due loans (i)                                                   $       527   $       277    $       370

Allowance for loan losses                                            $    26,701   $    26,143    $    24,939

Ratio of nonperforming assets to total assets                               0.11 %        0.10 %         0.22 %
Ratio of allowance for loan losses to total gross
     loans (j)                                                              1.34          1.37           1.48
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                                               800           863            424
Ratio of quarterly net (recoveries) charge-offs
     to average gross loans (a)(f)                                          0.03         (0.02)          0.12

-----------------------------------------------------------------------------------------------------------------


See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)


                                                                           Three months ended
                                 ---------------------------------------------------------------------------------------------------
                                            June 30, 2006                    Mar 31, 2006                   June 30, 2005
                                 ------------------------------    -------------------------------   -----------------------------
                                  Average               Yield/      Average               Yield/      Average             Yield/
                                  Balance     Interest  Rate (a)(b) Balance     Interest Rate (a)(b)  Balance   Interest Rate (a)(b)
                                 -----------  --------- -------    -----------  -------- ---------   ---------- -------- ---------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real estate loans   $  638,645    $12,860    8.05 %   $  605,189   $11,760      7.77 % $  572,714  $ 9,576      6.69 %
  Residential real estate loans     484,000      6,621    5.47        466,329     6,279      5.39      429,787    5,524      5.14
  Commercial loans                  573,853     11,146    7.88        525,339     9,645      7.55      434,056    6,686      6.35
  Consumer loans                    257,930      4,687    7.29        250,856     4,406      7.12      218,328    3,633      6.67
                                 ----------    -------             ----------   -------              ---------  -------
     Total loans                  1,954,428     35,314    7.28      1,847,713    32,090      7.01    1,654,885   25,419      6.21
Mortgage-backed securities (d)      617,553      7,471    4.84        623,551     7,332      4.70      583,785    6,444      4.42
Loans held-for-sale (f)               1,284         18    5.61            594         6      4.04        2,107       28      5.32
Investment securities (d)(e)         54,366        388    2.85         58,060       635      4.37       97,459      639      2.62
Other interest-earning assets        52,402        677    5.18         48,690       414      3.45       49,434      356      2.89
                                 ----------    -------             -----------  -------              ---------  -------
     Total interest-earning
       assets                     2,680,033     43,868    6.59      2,578,608    40,477      6.32    2,387,670   32,886      5.56
                                               -------                          -------                         -------

Allowance for loan losses           (26,397)                          (25,515)                         (24,842)
Cash and due from banks              55,424                            51,364                           51,945
Cash in non-owned ATMs              157,655                           144,436                          127,760
Bank owned life insurance            54,860                            54,365                           52,877
Other noninterest-earning assets     62,156                            59,986                           53,919
                                 ----------                        ----------                       ----------
     Total assets                $2,983,731                        $2,863,244                       $2,649,329
                                 ==========                        ==========                       ==========

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Interest-bearing demand       $  122,917    $   162    0.53     $  123,805   $   140      0.46   $  110,565  $    66      0.24
   Money market                     228,493      1,978    3.47        226,229     1,714      3.07      162,934      747      1.84
   Savings                          239,474        444    0.74        247,152       511      0.84      280,668      280      0.40
   Retail time deposits             364,669      3,497    3.85        322,184     2,688      3.38      278,253    1,882      2.71
                                 ----------    -------             ----------   -------             ----------  -------
     Total interest-bearing
       retail deposits              955,553      6,081    2.55        919,370     5,053      2.23      832,420    2,975      1.43
   Jumbo certificates of
     deposit-nonretail               84,353      1,033    4.91         60,081       663      4.48       39,081      280      2.87
   Brokered certificates of
     deposit                        245,213      2,999    4.91        226,022     2,461      4.42      182,220    1,407      3.10
                                 ----------    -------             ----------   -------             ----------  -------
     Total interest-bearing
       deposits                   1,285,119     10,113    3.16      1,205,473     8,177      2.75    1,053,721    4,662      1.77

FHLB of Pittsburgh advances       1,037,132     12,004    4.58      1,003,350    10,743      4.28      889,641    7,263      3.23
Trust preferred borrowings           67,011      1,106    6.53         67,011     1,017      6.07       66,161    1,967     11.76
Other borrowed funds                113,190      1,259    4.45        121,822     1,237      4.06      177,090    1,216      2.75
                                 ----------    -------             ----------   -------             ----------  -------
     Total interest-bearing
       liabilities                2,502,452     24,482    3.91      2,397,656    21,174      3.53    2,186,613   15,108      2.76
                                               -------                          -------                         -------

Noninterest-bearing
  demand deposits                   269,060                           257,963                          252,134
Other noninterest-bearing
  liabilities                        22,566                            21,022                           16,061
Minority interest                        65                               154                              195
Stockholders' equity                189,588                           186,449                          194,326
                                 ----------                        ----------                       ----------
Total liabilities and
  stockholders' equity           $2,983,731                        $2,863,244                       $2,649,329
                                 ==========                        ==========                       ==========

Excess of interest-earning
  assets over interest-bearing
  liabilities                    $  177,581                        $  180,952                       $  201,057
                                 ==========                        ===========                      ==========

Net interest and dividend income               $19,386                          $ 19,303                         $17,778
                                               =======                          ========                         =======

Interest rate spread                                     2.68%                              2.79%                            2.80%
                                                        =====                            =======                          =======

Net interest margin                                      2.94%                              3.04%                            3.03%
                                                        =====                            =======                          =======

See "Notes"

     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)

                                                                       Three months ended                    Six months ended
                                                           ------------------------------------------   --------------------------
                                                                June 30,        Mar 31,      June 30,       June 30,      June 30,
                                                                  2006            2006         2005           2006          2005
                                                           ------------------------------------------   ------------  ------------
     Stock Information:

     Market price of common stock:
         High                                                   $ 64.65        $ 64.50       $ 55.91        $ 64.65       $ 59.91
         Low                                                      58.24          60.00         49.80          58.24         49.80
         Close                                                    61.45          62.83         54.71          61.45         54.71
     Book value per share                                         28.77          27.91         28.16
     Tangible book value per share                                28.43          27.56         27.92
     Number of shares outstanding (000s)                          6,650          6,606         6,860
     -----------------------------------------------------------------------------------------------------------------

     Other Financial Data:

     One-year repricing gap to total assets (m)                   (1.65)%         0.04 %        0.50 %
     Weighted average duration of the MBS portfolio           3.3 years      3.2 years     2.7 years
     Number of associates (FTEs)                                    554            529           516
     Number of branch offices                                        25             25            24
     Number of WSFS owned ATMs                                      318            263           268

     -----------------------------------------------------------------------------------------------------------------------------

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.